EXHIBIT 24.1

                           TECO ENERGY, INC.
                           POWER OF ATTORNEY

    WHEREAS, the Board of Directors of TECO Energy, Inc., a Florida corporation, at a meeting held on January 21, 1998, authorized the officers and Directors of the Corporation to execute an Annual Report on Form 10-K and authorized the officers of the Corporation to file said Annual Report with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended.

    NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Corporation, does hereby appoint R. H. Kessel, J. B. Ramil and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Corporation, said Annual Report and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said a t t o r n e ys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    I N    TESTIMONY  WHEREOF,  the  undersigned  have  executed  this instrument on the dates set forth below.


        /s/ G. F. Anderson                        January 21, 1998
       G. F. Anderson, President,
  Chief Executive Officer and Director


      /s/ J.B. Ramil                              January 21, 1998
  J. B.  Ramil, Vice President-Finance
    and Chief Financial Officer
      (Principal Financial Officer)

              /s/ W. L. Griffin                   January 21, 1998
    W. L. Griffin, Vice President-Controller
     (Principal Accounting Officer)

          /s/ C. D. Ausley                        January 21, 1998
         C. D. Ausley, Director


          /s/ S. L. Baldwin                       January 21, 1998
        S. L. Baldwin, Director


          /s/ H. L. Culbreath                     January 21, 1998
       H. L. Culbreath, Director

        /s/ J. L. Ferman, Jr.                     January 21, 1998
      J. L. Ferman, Jr., Director

          /s/ E. L. Flom                          January 21, 1998
          E. L. Flom, Director

          /s/ H. R. Guild, Jr.                    January 21, 1998
       H. R. Guild, Jr., Director

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                                                  EXHIBIT 24.1

                                                  January 21, 1998
  T. L. Guzzle, Chairman of the Board
              and Director


         /s/ T. L. Rankin                         January 21, 1998
       T. L. Rankin, Director


          /s/ R. L. Ryan                          January 21, 1998
         R. L. Ryan, Director

               /s/ W. P. Sovey                    January 21, 1998
          W. P. Sovey, Director

         /s/ J. T. Touchton                       January 21, 1998
        J. T. Touchton, Director

             /s/ J. A. Urquhart                   January 21, 1998
        J. A. Urquhart, Director


          /s/ J. O. Welch, Jr.                    January 21, 1998
       J. O. Welch, Jr., Director




































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